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                                                                   EXHIBIT 10.36

CIVIL COURT OF THE CITY OF NEW YORK
COUNTY OF NEW YORK
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THREE TIMES SQUARE CENTER PARTNERS, L.P.,  :
                                                Index No.
               Petitioner,                 :
                                                Non-Housing Part 52
          -against-                        :

CINEMA RIDE TIMES SQUARE, INC.             :

               Respondent.                 :

                                           :   STIPULATION
Premises:  Site 3A-7                           AND CONSENT
           1481-1483 Broadway              :   JUDGMENT
                                               -----------
           New York, New York 10036
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          WHEREAS, Respondent, Cinema Ride Times Square, Inc. ("Respondent") is
the tenant of the premises known as Site 3A-7 in the building known as and located at 1481-1483 Broadway, New York, New York ("Premises"), as more particularly described on Exhibit B to a written Agreement of Lease ("Lease") dated as of August 14, 1995 between Three Times Square Center Partners, L.P. ("Petitioner"), as landlord, and Cinema Ride, Inc. as tenant, and assigned to Respondent; and

          WHEREAS, Petitioner and Respondent acknowledge and admit that a dispute has arisen regarding their respective obligations under Section 38 and other Sections of the Lease; and
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          WHEREAS, Petitioner and Respondent have agreed to amicably resolve their dispute, on the terms and conditions set forth below,

          IT IS THEREFORE STIPULATED AND AGREED, by and among the undersigned, Petitioner, Respondent and their legal counsel, as follows:

          1. Upon the date of execution of the within Stipulation, the Lease shall terminate as if such date were the Expiration Date under the Lease, with all of the rights and obligations provided therein remaining in full force and effect, except that Respondent will not be entitled to any payments of monies resulting from said termination due it under the Lease, including payment of the Termination Amount as set forth in Section 38B of the Lease, except as set forth in this Stipulation.

          2. Simultaneously with the execution of the within Stipulation, or as soon thereafter as possible, Petitioner will commence a summary holdover proceeding ("Holdover Proceeding") to recover possession of the Premises by the filing and service of a Notice of Petition and Petition in the forms annexed hereto, collectively, as Exhibit A.
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          3.   Respondent designates its counsel, Loeb & Loeb LLP, 345 Park
Avenue, New York, New York, as its agent for service of process in the Holdover Proceeding.

          4. Respondent stipulates that it will not seek to interpose any defense or counterclaim (to the extent it may otherwise have had a right to interpose a counterclaim) in connection with the Holdover Proceeding.

          5. Respondent (a) consents to the entry of judgment of possession forthwith, which judgment may be amended by Petitioner to provide for any actual reasonable costs and/or reasonable attorneys' fees incurred by Petitioner as a result of Respondents' non-compliance with this Stipulation, as provided in paragraph 8 below, and the immediate issuance of a warrant of eviction, and (b) waives any right it may have to appeal therefrom and/or to seek a stay thereof to the extent provided by applicable law.

          6. Petitioner agrees to a stay of execution of the warrant of eviction until February 28, 1998, on condition that Respondent:

          A. On or before February 28, 1998, time being of the essence, vacates the Premises and delivers, or causes to be delivered, to Petitioner physical possession of the Premises;
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          B.   Waives any right to receive the security deposited with
Petitioner pursuant to Section 42 of the Lease; and

          C. Is not in default beyond the applicable notice and grace periods provided for under the Lease with respect to any of the material terms, covenants and conditions of the Lease (other than for the payment of Rental, including Percentage Rent and other than Articles 21 and 37 of the Lease) as if the Lease were still in effect. Notwithstanding anything to the contrary contained in Article 21 and 37 of the Lease or elsewhere in the Lease or in this Stipulation and in substitution thereof, Respondent shall have the right in its sole and absolute discretion to remove from or leave at the Premises, all Equipment and any Alterations made under the Lease without payment or liability to Petitioner and without any responsibility to restore the Premises to any condition after any removal of such items therefrom.

          7. Upon Respondent's failure to timely comply with any one or more of the terms or conditions set forth herein, Petitioner shall be entitled to apply, ex parte, to the Civil Court of the City of New York, County of New York,
       -- -----
for an order vacating the stay, and, upon such vacatur, to
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execute forthwith upon the warrant of eviction, without the need to provide the statutory 72 hours notice, which notice is expressly waived by Respondent. However, Petitioner, through counsel, will notify Respondent, through counsel, by telecopier at least 72 hours before executing upon the warrant of eviction.

          8. Moreover, upon Respondent's default beyond the applicable notice and grace periods provided for under the Lease with respect to any of the material terms, covenants and conditions of the Lease (other than for the payment of Rental, including Percentage Rent and other than Articles 21 and 37 of the Lease) as if the Lease were still in effect, Respondent shall (1) return any monies paid to it upon the execution of the herein Stipulation, (2) forfeit any future payments due it under the within Stipulation, and (3) be liable for all unpaid past, present and future Rent obligations which were waived in the herein Stipulation.

          9. It is understood that, in the event Respondent defaults in any of its obligations under this Stipulation, then Petitioner shall be entitled to recover of Respondent all reasonable and actual costs, including reasonable attorneys' fees incurred in connection with the preparation of the within Stipulation and all related
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documents, and the obtaining and executing a judgment and/or warrant of eviction as against Respondent. Except as provided in paragraphs 8, 9 and 10 of the within Stipulation, upon Respondent's vacating the Premises, neither Petitioner nor Respondent nor any guarantor of the Lease shall have any further obligations or liabilities under or with respect to the Lease, including any liability for the payment of Rental.

          10. Upon the execution of the within Stipulation and the entry of judgment of possession by the Court, which Petitioner agrees to make best efforts to enter as quickly as possible, Petitioner will pay Respondent the sum of $500,000.00 by wire transfer to Respondent's account designated to Petitioner in writing. Furthermore, Petitioner agrees within one (1) month of such execution to deposit in escrow with its attorneys ("Escrowee") the cash amount of $500,000.00, and upon Respondent's timely compliance with all the terms and conditions set forth herein and upon Respondent's timely delivery of possession of the Premises on or before February 28, 1998, Petitioner will pay Respondent, within 72 hours of such delivery, an additional $500,000.00 by wire transfer to Respondent's account designated to Petitioner in writing. In performing
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its obligations as Escrowee under paragraph 10 above, Escrowee shall have no liability to any party hereunder except by reason of its gross negligence or willful misconduct.

          11. In consideration of Respondent's deliverance of possession of the Premises to Petitioner on or before February 28, 1998, Petitioner will additionally waive any and all payments of Rental, including Percentage Rent, accruing from the date of execution of the within Stipulation through February 28, 1998. Petitioner will further relieve Respondent of any and all liability for Rental arrears as of the date of such execution.

          12. The execution of the within Stipulation shall not constitute a reinstatement of the landlord-tenant relationship between Petitioner and Respondent, provide Respondent with any occupancy rights other than those set forth in this Stipulation and the Lease to the extent referenced herein, create a month-to-month tenancy, or constitute a waiver by Petitioner of its right to execute upon the warrant of eviction.

          13. This Stipulation may be executed in counterparts. Any signature reproduced by telefacsimile or any other mechanical process shall be deemed to be an
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original signature, with the same force and effect thereof.

          14. This Stipulation may be SO ORDERED by a Judge of the Civil Court or a presiding Judicial Hearing Officer without either further notice or the necessity of an appearance by either party. The failure to do so shall not effect any of the parties' rights, remedies and obligations hereunder.

          15.  Disclosures; Confidentiality.  Respondent and its past, present
               ----------------------------
and future attorneys, accountants, representatives, agents and employees agree that the terms and provisions of the within Stipulation are and shall be deemed confidential and shall not be disclosed to any other person or entity and agree that they will maintain in confidence the terms and conditions hereof, except
(i) by written agreement of Petitioner; (ii) to its legal, business and financial advisors, but only to the extent such disclosure is necessary for such persons to render services in connection therewith and only after such persons have agreed in writing to maintain confidentiality pursuant to this paragraph;
(iii) to governmental or regulatory authorities, including the Securities and Exchange Commission (SEC), NASDAQ, or similar authorities, to the extent that such disclosure is required by law and after
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reasonable written notice has been given to Petitioner; (iv) to a court, arbitrator, mediator, or other tribunal to the extent necessary to enforce any of the terms of this Stipulation; and (v) except as provided in (iii) above, if required in order to comply with any lawful process, provided that, upon the receipt thereof and before complying with such process, Respondent and/or its attorneys, accountants, representatives, agents and employees, past, present and future (a) promptly notifies Petitioner of the existence, terms and circumstances surrounding such process, (b) provides Petitioner with a reasonable period of time, from the date notice is given, in which to petition to quash such process; and (c) at Petitioner's reasonable request and expense, seeks to maintain the confidentiality of this Stipulation through protective order or similar arrangement. Petitioner acknowledges and agrees that Respondent is required to disclose the transaction contemplated by this Stipulation to the SEC including the amount of payments to be made to Respondent hereunder, and to issue a press release regarding this transaction and Respondent's vacating of the Premises. Petitioner hereby consents to the issuance of a press release substantially in the form and substance annexed hereto as Exhibit B.
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          16.  As a material inducement to Respondent's entering into this
Stipulation and Consent Judgment, Petitioner hereby represents, warrants and convents to Respondent that:

               a. the Building in which the Premises is located is intended to be demolished; and

               b. Landlord does not intend to relet or otherwise allow the occupancy of the Premises by any other tenant, concessionaire or other occupant after Respondent vacates the Premises.

          17. The terms and provisions of this Stipulation and Consent Judgment shall enure to the benefit of all successors and/or assigns of the undersigned.

Dated:  October 28, 1997
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Signature page to Stipulation and Consent Judgment between Three Times Square
Center Partners, L.P. and Cinema Ride Times Square, Inc.


                    THREE TIMES SQUARE CENTER PARTNERS, L.P.

                    By: Prudential Times Square Center Associates,
                        General Partner

                         By:___________________________
                            Name: Sharon Barnes
                             Its: Managing Vice President


                    WARSHAW BURSTEIN COHEN SCHLESINGER & KUH, LLP
                    Attorneys for Petitioner
                    Three Times Square Center Partners, L.P.


                    By:___________________________
                          JAY A. KRANIS, ESQ.


                    CINEMA RIDE TIMES SQUARE, INC.


                    By:___________________________
                       Name:
                        Its:


                    LOEB & LOEB LLP
                    Attorneys for Respondent
                    Cinema Ride, Inc. and Escrowee


                    By:___________________________
                         ANDREW E. LIPPMANN, ESQ.

SO ORDERED:


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       J.C.C.
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Audrey Rubin, Esq.
Skadden, Arps, Slate, et al.
919 Third Avenue
44th Floor
New York, New York  10022